                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation in this Registration Statement of Shared Technologies Fairchild Communications Corp. on form S-4 of our report dated March 1, 1996 except for Notes 1, 7 and 18 as to which the date is March 13, 1996 appearing in and incorporated by reference in the Annual Report on form 10-K of Shared Technologies Fairchild Inc. for the years ended December 31, 1995 and 1994 and to the reference to our firm under the caption "Experts" in such Prospectus, in such Prospectus, which is part of this Registration Statement.




                                             /s/ Rothstein, Kass & Company, P.C.
                                                 ROTHSTEIN, KASS & COMPANY, P.C.





Roseland, New Jersey
June 21, 1996